EXHIBIT 99.1

Boise Cascade

Investor Relations

1111 West Jefferson Street PO Box 50 Boise, ID 83728
T 208 384 7023 F 208 384 4913

News Release

Media Contact	Investor Relations Contact
Mike Moser	Rob McNutt
Office 208 384 6016 Cell 208 867 4346	Office 208 384 7023

For Immediate Release:  March 2, 2006

BOISE CASCADE ANNOUNCES 2005 FINANCIAL RESULTS

BOISE, Idaho – Boise Cascade Holdings, L.L.C., today reported income from operations of $272.7 million for 2005, compared with $178.7 million for 2004, including the period prior to October 29, 2004, when these businesses were operated by OfficeMax (the predecessor period).  Boise Cascade also reported income from operations for fourth quarter of 2005 of $34.2 million, compared with $28.8 million for the same period a year ago, including the predecessor period, and $79.4 million for third quarter 2005.

“We’ve made excellent progress toward achieving our strategic objectives during our first full year since the leveraged buyout that took place in late October 2004,” said Tom Stephens, chairman and chief executive officer.  “We paid down more than 60% of our LBO debt(1), increased Building Materials Distribution sales to more than $3 billion, increased engineered wood products sales by more than 20%, and continue to make progress toward expanding our manufacturing capability and market presence in value-added paper grades such as label and release.  Our acquisition of Central Texas Corrugated, which closed in February, will be a step change in the integration of our linerboard manufacturing with our packaging plants.”

Boise reported net income of $121.4 million for the year 2005, which included $22.0 million of expense for special items, and reported $42.6 million in fourth quarter of 2005, which included $47.2 million of income for special items.  This compares with net income of $94.2 million for 2004 and $10.4 million in fourth quarter of 2004, which included $36.2 million of expenses for special items, before taxes.  In third quarter 2005, Boise reported net income of $28.5 million.

(1)          At December 31, 2005, the company’s net debt was $1.3 billion.  The aggregate leveraged buyout debt at October 29, 2004, was $3.2 billion, including our guarantee of $1.2 billion of debt incurred by Boise Land & Timber Corporation, which was repaid in February 2005.  Net debt includes long- and short-term debt owed to third parties, less cash and cash equivalents.  It excludes a $270.9 million note payable to a related party.

-more-

FINANCIAL HIGHLIGHTS

($ in millions)

			Boise			Predecessor
	Boise	Boise and Predecessor		Year Ended December 31	October 29 (inception) through December 31	January 1 through October 28
	4Q 2005	4Q 2004	3Q 2005	2005	2004	2004
Sales	$1,424.3	$1,335.9	$1,556.3	$5,907.4	$872.7	$4,862.0
Income from operations	$34.2	$28.8	$79.4	$272.7	$44.0	$134.7
Net income (a)	$42.6	$10.4	$28.5	$121.4	$24.7	$69.5
EBITDA (a) (b)	$67.3	$68.0	$113.5	$401.2	$65.2	$382.2

(a)          The table below identifies special items included in net income and EBITDA.  For additional information related to these special Items, see “Summary Notes to Consolidated Statements of Income and Segment Information” in the financial section.

			Boise			Predecessor
	Boise	Boise and Predecessor		Year Ended December 31	October 29 (inception) through December 31	January 1 through October 28
	4Q 2005	4Q 2004	3Q 2005	2005	2004	2004

Special items included in net income and EBITDA:

Gain for changes in retiree health care programs	$9.9	$—	$—	$9.9	$—	$—
Inventory purchase price adjustments	—	(20.2)	—	—	(20.2)	—
Noncash restricted stock expenses	—	(3.3)	—	—	—	(14.6)
Retention bonus	—	(12.7)	—	—	—	(12.7)
Write-off of offering costs	—	—	—	(3.6)	—	—
Sale of plywood and lumber operations	—	—	—	—	—	(7.1)
Gain on sale of equity affiliate	—	—	—	—	—	46.5
Equity in net income of equity affiliate	—	—	—	—	—	6.3
Increase (decrease) in EBITDA	9.9	(36.2)	—	6.3	(20.2)	18.4

Additional special items included in net income but not included in EBITDA:

Change in fair value interest rate swaps	—	—	—	9.9	—	—
Write-off of deferred financing costs	—	—	—	(43.0)	—	—
Net tax benefit of rescinding C corporation status	37.3	—	—	4.8	—	—
	37.3	—	—	(28.3)	—	—
Increase (decrease) in net income	$47.2	$(36.2)	$—	$(22.0)	$(20.2)	$18.4

(b)         For a reconciliation of net income to EBITDA, see “Segment Information” in the financial section.

Sales

Sales for the year 2005 were $5.9 billion, compared with $5.7 billion in 2004.  Fourth quarter 2005 sales were $1.4 billion, compared to $1.3 billion for the same period in 2004.  Year-over-year sales increased in all of our segments except Wood Products, where a 22% increase in engineered wood products sales was not enough to fully offset decreases in other product sales.  Lower plywood and lumber prices and volumes were the major causes of these decreases.

In the fourth quarter of 2005, Building Materials Distribution segment sales were up 15% over the same period in 2004 due to increased volume and improved product mix.  Wood Products segment sales decreased 4% primarily due to lower lumber and particleboard prices and lower plywood and lumber volumes, partially offset by higher engineered wood products sales and higher plywood prices.  Engineered wood products sales increased 10%, compared with the year-ago quarter, due to higher prices and I-joist sales volumes.  Paper segment sales increased 5% primarily due to a 7% increase in uncoated free sheet volumes led by a 14% increase in specialty and premium volumes, which more than offset lower price realizations.  Packaging & Newsprint sales were down 2% with a 21% decrease in linerboard prices and a 2% decrease in corrugated container price realizations, offset in part by a 16% increase in newsprint prices and 5% higher container volumes.

Income From Operations

Income from operations increased 53% in 2005 to $272.7 million, from $178.7 million in 2004, including the period when the businesses were operated by the predecessor company.  Segment income was up in all of our operating segments except Wood Products, where continued strong growth in engineered wood products did not fully offset lower average plywood and lumber prices and volumes and higher raw material costs.

Comparing fourth quarter 2005 with the same period of 2004, segment income in Building Materials Distribution increased $11.7 million, from $8.4 million a year ago to $20.1 million, primarily due to increased sales volumes and improved product mix.  Segment income in Wood Products declined $3.6 million, from $23.8 million a year ago to $20.2 million, primarily due to higher costs including raw materials, offset by increased sales of engineered wood products and increased plywood prices.  Segment income in Paper decreased $19.0 million, from $11.1 million in fourth quarter 2004 to a loss of $7.9 million for the same period in 2005.  The result was primarily driven by lower sales prices coupled with higher energy, chemical, and fiber costs.  Segment income in Packaging & Newsprint decreased $5.5 million, from $8.5 million for fourth quarter 2004 to $3.0 million for the same period 2005, primarily due to lower linerboard prices and increased energy costs, offset in part by higher newsprint prices.

About Boise

Boise, headquartered in Boise, Idaho, manufactures engineered wood products, plywood, lumber, and particleboard and distributes a broad line of building materials, including wood products manufactured by the company.  Boise also manufactures a wide range of specialty and premium papers, including imaging papers for the office and home and papers for pressure-sensitive applications, as well as printing and converting papers, containerboard and corrugated containers, newsprint, and market pulp.  Visit Boise’s website at www.bc.com.

Webcast and Conference Call

Boise will host an audiovisual webcast and conference call on Thursday, March 2, 2006, at 10:30 a.m. Eastern Standard Time, at which time we will review the company’s recent performance.  You can join the webcast through the Boise website. Go to http://www.bc.com and click on the link to the webcast under the News & Events heading.  Slides will be posted 20 minutes before the beginning of the webcast.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial (800) 374-0165 (international callers should dial (706) 634-0995) at least 10 minutes before the start of the call.

The archived webcast will be available in News & Events (link in the About Boise section) of Boise’s website.  A replay of the conference call will be available from March 2 at 11:30 a.m. (Eastern Standard) through April 1 at 11:59 p.m.  Playback numbers are (800) 642-1687 for U.S. calls and (706) 645-9291 for international calls, and the pass code is 4961743.

Forward-Looking Statements

This news release may include forward-looking statements under the federal securities laws.  These statements are subject to a number of risks and uncertainties that could cause our results to differ materially from our expectations.  Forward-looking statements should be read in conjunction with the company’s reports filed with the Securities and Exchange Commission.  These reports contain a discussion of the company’s business and the various factors that affect it.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income

(unaudited, in thousands)

	Boise		Boise and Predecessor		Boise
	Three Months Ended
	December 31				September 30,
	2005		2004 (a)		2005
Sales
Trade	$1,287,700		$1,196,112		$1,423,005
Related parties	136,565		139,743		133,292
	1,424,265		1,335,855		1,556,297
Costs and expenses
Materials, labor, and other operating expenses	1,276,281		1,141,777	(b)	1,358,764
Fiber costs from related parties	—		33,587		—
Depreciation, amortization, and depletion	33,433		37,798		33,044
Selling and distribution expenses	68,125		60,594		69,185
General and administrative expenses	21,631		22,094	(c)	15,861
Other (income) expense, net	(9,440	) (d)	11,240	(e)	60
	1,390,030		1,307,090		1,476,914

Income from operations	34,235		28,765		79,383

Foreign exchange gain (loss)	(338)		1,444		1,039
Interest expense	(28,845)		(29,576)		(31,055)
Interest income	1,240		2,038		367
	(27,943)		(26,094)		(29,649)

Income before income taxes	6,292		2,671		49,734
Income tax (provision) benefit	36,331	(f)	7,722		(21,260)
Net income	$42,623		$10,393		$28,474

Segment Information

(unaudited, in thousands)

	Boise		Boise and Predecessor		Boise
	Three Months Ended
	December 31				September 30,
	2005		2004 (a)		2005
Segment sales
Building Materials Distribution	$717,424		$625,633		$842,707
Wood Products	298,410		309,309		338,567
Paper	357,098		340,923		350,135
Packaging & Newsprint	186,501		190,671		183,501
Intersegment eliminations and other	(135,168)		(130,681)		(158,613)
	$1,424,265		$1,335,855		$1,556,297

Segment income (loss)
Building Materials Distribution	$20,076		$8,377		$34,427
Wood Products	20,205		23,847		34,732
Paper	(7,883)		11,065		10,077
Packaging & Newsprint	2,978		8,483		6,289
Corporate and Other	(1,479	) (d)	(21,563	) (e)	(5,103)
	33,897		30,209		80,422

Interest expense	(28,845)		(29,576)		(31,055)
Interest income	1,240		2,038		367
Income before income taxes	$6,292		$2,671		$49,734

EBITDA (l)
Building Materials Distribution	$22,457		$10,386		$36,807
Wood Products	26,395		29,523		40,981
Paper	5,965		30,099		23,924
Packaging & Newsprint	12,476		17,667		15,519
Corporate and Other	37	(d)	(19,668	) (e)	(3,765)
	$67,330		$68,007		$113,466

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income

(in thousands)

	Boise			Predecessor
	Year Ended December 31, 2005		October 29 (inception) through December 31, 2004	January 1 through October 28, 2004
Sales
Trade	$5,345,106		$779,953	$4,417,440
Related parties	562,338		92,774	444,608
	5,907,444		872,727	4,862,048
Costs and expenses
Materials, labor, and other operating expenses	5,155,112		733,509 (b)	4,122,045
Fiber costs from related parties	17,609		24,451	95,537
Depreciation, amortization, and depletion	128,826		20,037	193,816
Selling and distribution expenses	264,072		40,118	211,319
General and administrative expenses	74,732		10,608	79,317	(c)
Other (income) expense, net	(5,592	) (d) (g)	(23)	25,348	(e) (h)
	5,634,759		828,700	4,727,382

Income from operations	272,685		44,027	134,666

Equity in net income of affiliate	—		—	6,308	(i)
Gain on sale of equity affiliate	—		—	46,498	(i)
Foreign exchange gain (loss)	(340)		1,181	912
Change in fair value of interest rate swaps	9,886	(j)	—	—
Interest expense	(166,344	) (k)	(22,182)	(72,124)
Interest income	3,391		2,005	557
	(153,407)		(18,996)	(17,849)

Income before income taxes	119,278		25,031	116,817
Income tax (provision) benefit	2,089	(f)	(329)	(47,351)
Net income	$121,367		$24,702	$69,466

Segment Information

(in thousands)

	Boise			Predecessor
	Year Ended December 31, 2005		October 29 (inception) through December 31, 2004	January 1 through October 28, 2004
Segment sales
Building Materials Distribution	$3,052,316		$401,680	$2,442,434
Wood Products	1,294,390		200,083	1,159,936
Paper	1,417,813		230,139	1,140,419
Packaging & Newsprint	731,559		128,933	565,557
Intersegment eliminations and other	(588,634)		(88,108)	(446,298)
	$5,907,444		$872,727	$4,862,048

Segment income (loss)
Building Materials Distribution	$99,917		$10,104	$78,794
Wood Products	119,356		15,554	202,977	(h) (i)
Paper	58,570		19,017	(35,408)
Packaging & Newsprint	23,840		7,290	(1,167)
Corporate and Other	(29,338	) (d) (g)	(6,757)	(56,812	) (e)
	272,345		45,208	188,384

Change in fair value of interest rate swaps	9,886	(j)	—	—
Interest expense	(166,344	) (k)	(22,182)	(72,124)
Interest income	3,391		2,005	557
Income before income taxes	$119,278		$25,031	$116,817

EBITDA (l)
Building Materials Distribution	$108,983		$11,569	$84,880
Wood Products	142,397		18,919	226,434	(h) (i)
Paper	112,602		27,356	83,084
Packaging & Newsprint	61,018		13,298	33,492
Corporate and Other	(23,829	) (g)	(5,897)	(45,690	) (e)
	$401,171		$65,245	$382,200

Summary Notes to Consolidated Statements of Income and Segment Information

On May 9, 2005, we converted from a limited liability company to a C corporation by filing a certificate of conversion with the Delaware Secretary of State.  This conversion was in anticipation of an initial public offering of equity securities, which we subsequently abandoned.  On December 20, 2005, acting pursuant to a Rescission Agreement among our shareholders, we rescinded our conversion to corporate status by filing a conversion certificate with the Delaware Secretary of State that restored our status as a limited liability company and changed our name back to Boise Cascade Holdings, L.L.C.  In connection with converting back to a limited liability company, in fourth quarter 2005, the shares of preferred and common stock were exchanged for equity units at a 1:1 ratio for the Series A preferred stock and at a 13:1 ratio for the Class B and C common stock.  We also reversed the taxes we had recorded as a corporate entity.

The Consolidated Statements of Income, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2005 Annual Report on Form 10-K.  The 2005 Annual Report on Form 10-K was filed with the SEC on March 1, 2006.  Net income for all periods presented involved estimates and accruals.

(a)          The three months ended December 31, 2004, represent the financial results of Boise Cascade Holdings, L.L.C., for the periods of October 29 (inception) through December 31, 2004, and the financial results of OfficeMax’s forest products operations for the period of October 1 through October 28, 2004.  When we refer to the results for the three months ended December 31, 2004, we are referring to the entire quarter, both the period owned by the predecessor company and the period owned by Boise.

(b)         As a result of purchase price accounting, we wrote up the value of our inventory, which increased the costs and expenses recognized by us upon the sale of the inventory by $20.2 million for the period of October 29 (inception) through December 31, 2004.

(c)          Includes $3.3 million and $14.6 million of noncash restricted stock expenses of the predecessor for the three months ended December 31, 2004, and for the period January 1 through October 28, 2004.

(d)         Includes a $9.9 million gain for changes to our retiree healthcare programs.

(e)          Includes $12.7 million of expense primarily for a one-time retention bonus our predecessor granted to our employees.

(f)            During the period we were a corporation, we recorded approximately $4.8 million of deferred tax liabilities related to our cash flow hedges, with the offset to other comprehensive income in our Consolidated Balance Sheet.  As described above, in connection with converting back to a limited liability company, we reversed the income tax expense and deferred taxes recorded while we were a corporate entity.  The reversal of the deferred tax liabilities related to our cash flow hedges resulted in a $4.8 million income tax benefit for the year ended December 31, 2005, that was partially offset by income tax expense recognized by our small corporations. The $4.8 million recorded in “Other comprehensive income” will be recognized as income tax expense as the hedges expire.

The three months ended December 31, 2005, includes a $37.3 million net tax benefit recorded as a result of rescinding our C corporation status that was partially offset by income tax expense recognized by our small corporations.

(g)         Includes $3.6 million of expense for the write-off of costs incurred in connection with the canceled initial public offering.

(h)         Includes $7.1 million of costs incurred in connection with the February 2004 sale of our predecessor’s plywood and lumber operations.

(i)             Includes $52.8 million of income related to our predecessor’s investment in Voyageur Panel, which was sold in May 2004.

(j)             Represents the change in the fair value of interest rate swaps related to our amended and restated senior credit facilities.

(k)          Includes the write-off of $43.0 million of deferred financing costs resulting from the repayment of the Tranche B term loan.

(l)             EBITDA represents income before interest (interest expense, interest income, and changes in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  The following table reconciles net income (loss) to EBITDA for the three months ended December 31, 2005 and 2004, and September 30, 2005:

	Boise		Boise and Predecessor		Boise
	Three Months Ended
	December 31				September 30,
	2005		2004 (a)		2005
	(unaudited, in thousands)

Net income	$42,623	(d)	$10,393	(b) (c) (e)	$28,474
Interest expense	28,845		29,576		31,055
Interest income	(1,240)		(2,038)		(367)
Income tax provision (benefit)	(36,331	) (f)	(7,722)		21,260
Depreciation, amortization, and depletion	33,433		37,798		33,044
EBITDA	$67,330		$68,007		$113,466

The following table reconciles net income to EBITDA for the year ended December 31, 2005, and for the periods October 29 (inception) through December 31, 2004, and January 1 through October 28, 2004:

	Boise				Predecessor
	Year Ended December 31, 2005		October 29 (inception) through December 31, 2004		January 1 through October 28, 2004
	(in thousands)

Net income	$121,367	(d) (g)	$24,702	(b)	$69,466	(c) (e) (h) (i)
Change in fair value of interest rate swaps	(9,886)		—		—
Interest expense	166,344	(k)	22,182		72,124
Interest income	(3,391)		(2,005)		(557)
Income tax provision (benefit)	(2,089	) (f)	329		47,351
Depreciation, amortization, and depletion	128,826		20,037		193,816
EBITDA	$401,171		$65,245		$382,200

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets

(in thousands)

	December 31, 2005	December 31, 2004
ASSETS

Current
Cash and cash equivalents	$88,171	$163,345
Receivables
Trade, less allowances of $1,947 and $2,323	338,821	276,668
Related parties	43,010	42,055
Other	20,980	19,174
Inventories	633,783	594,869
Other	10,694	15,621
	1,135,459	1,111,732

Property
Property and equipment
Land and land improvements	79,420	83,123
Buildings and improvements	226,232	204,704
Machinery and equipment	1,331,292	1,196,978
	1,636,944	1,484,805

Accumulated depreciation	(139,890)	(18,956)
	1,497,054	1,465,849
Fiber farms and timber deposits	52,236	44,646
	1,549,290	1,510,495

Note receivable from related party	—	157,509
Deferred financing costs	37,778	84,054
Goodwill	15,101	18,390
Intangible assets	31,804	34,357
Other assets	44,231	15,532
Total assets	$2,813,663	$2,932,069

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(in thousands, except for equity units)

	December 31, 2005	December 31, 2004
LIABILITIES AND CAPITAL

Current
Current portion of long-term debt	$—	$13,300
Accounts payable
Trade	383,207	310,148
Related parties	—	150
Accrued liabilities
Compensation and benefits	106,289	62,495
Interest payable	10,630	8,584
Other	46,244	43,631
	546,370	438,308
Debt
Long-term debt, less current portion	1,365,800	1,966,700
Note payable to related party, net	270,854	—
	1,636,654	1,966,700
Other
Compensation and benefits	121,269	133,648
Other long-term liabilities	31,937	23,573
	153,206	157,221

Redeemable equity units
Series B equity units – 17,296,624 and 18,643,399 units outstanding	9,508	10,254
Series C equity units – 32,173,830 and 35,600,120 units outstanding	2,904	—
	12,412	10,254
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized and outstanding	39,885	36,868
Series B equity units – no par value; 549,000,000 units authorized; 530,356,601 units and 530,356,601 units outstanding	417,601	322,718
Series C equity units – no par value and 38,165,775 units authorized	7,535	—
Total capital	465,021	359,586

Total liabilities and capital	$2,813,663	$2,932,069

Boise Cascade Holdings, L.L.C.

Consolidated Statements of Cash Flows

(in thousands)

	Boise		Predecessor
	Year Ended December 31, 2005	October 29 (inception) through December 31, 2004	January 1 through October 28, 2004
Cash provided by (used for) operations
Net income	$121,367	$24,702	$69,466
Items in net income not using (providing) cash
Equity in net income of affiliate	—	—	(6,308)
Depreciation, depletion, and amortization of deferred financing costs and other costs	178,677	22,361	193,816
Related-party interest expense	18,909	—	—
Pension and other postretirement benefit expense	28,681	2,907	66,623
Gain on changes in retiree health care programs	(9,900)	—	—
Change in fair value of interest rate swaps	(9,886)	—	—
Management equity units expense	2,904	—	—
Deferred income tax provision	(4,788)	—	—
Gain on sales of assets	—	—	(46,745)
Other	2,365	(1,181)	(912)
Decrease (increase) in working capital, net of acquisitions
Receivables	(61,415)	121,952	(320,901)
Inventories	(38,942)	(21,403)	(15,433)
Accounts payable and accrued liabilities	95,897	85,568	74,437
Current and deferred income taxes	(4,466)	—	9,342
Pension and other postretirement benefit payments	(11,073)	(62)	(66,623)
Other	(1,591)	(4,368)	(4,548)
Cash provided by (used for) operations	306,739	230,476	(47,786)

Cash provided by (used for) investment
Expenditures for property and equipment	(170,282)	(28,900)	(140,217)
Acquisition of businesses and facilities	—	(2,196,452)	—
Repayment of note receivable from related party, net	157,509	—	—
Note receivable from related party, net	—	(157,509)	—
Sales of assets	18,536	—	103,229
Other	3,654	(2,627)	(141)
Cash provided by (used for) investment	9,417	(2,385,488)	(37,129)

Cash provided by (used for) financing
Tax distributions to members	(23,143)	—	—
Note payable to related party, net	250,272	—	—
Issuances of long-term debt	920,000	2,020,000	—
Payments of long-term debt	(1,534,200)	(40,000)	—
Issuance of equity units	—	338,877	—
Net equity transactions with OfficeMax	—	—	67,131
Net debt issuances to OfficeMax	—	—	17,784
Other	(4,259)	(520)	—
Cash provided by (used for) financing	(391,330)	2,318,357	84,915

Increase (decrease) in cash and cash equivalents	(75,174)	163,345	—

Balance at beginning of the period	163,345	—	—

Balance at end of the period	$88,171	$163,345	$—